Exhibit 4.5

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 to the Purchase

Agreement (as defined herein)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”), dated August 16, 2011, between (i) IVD Acquisition Corporation (the “Company”) and J.P. Morgan Securities LLC, as representative (the “Representative”) of the several initial purchasers listed on Schedule 1 thereto (collectively, the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Company by the several Initial Purchasers and (ii) the Registration Rights Agreement (the “Registration Rights Agreement”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

Immucor, Inc., a Georgia corporation (“Immucor”), and the undersigned guarantor, BioArray Solutions Ltd., (the “Subsidiary Guarantor”) agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and for other good and valuable consideration and is being executed concurrently with the consummation of the Acquisition on the Completion Date. Also concurrently with the consummation of the Acquisition on the Completion Date, the Company will merge with and into Immucor, and Immucor will assume all the obligations of the Company under the Securities.

1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit in order to enter into this letter agreement, and acknowledges and agrees (i) to join and become a party to the Registration Rights Agreement as indicated by its signature below, (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company or the Subsidiary Guarantor, as applicable, in the Registration Rights Agreement as if made by, and with respect to, the undersigned in accordance with the terms of the Registration Rights Agreement and (iii) to perform all obligations and duties required of the Company or the Subsidiary Guarantor, as applicable, pursuant to the Registration Rights Agreement and that it has complied with all covenants as of the date hereof.

2. Representations, Warranties and Agreements of Immucor and the Subsidiary Guarantor. Each of the undersigned hereby represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof that each of the undersigned has the requisite organizational power to execute and deliver this letter agreement and all action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder Agreement has been duly authorized, executed and delivered by each of the undersigned and constitutes a valid and legally binding agreement of each of the undersigned enforceable against each of the undersigned in accordance with its terms.

3. GOVERNING LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. This Joinder Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

5. Amendments or Waivers. No amendment or waiver of any provision of this Joinder Agreement, or any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder Agreement.

7. Survival. This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Registration Rights Agreement. The parties hereto acknowledge and agree that all of the provisions of the Registration Rights Agreement shall remain to full force and effect.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between Immucor and the Subsidiary Guarantor party hereto and the several Initial Purchasers in accordance with its terms.

Date: August 19, 2011

IMMUCOR, INC.

By:	/s/ Richard A. Flynt
Name:	Richard A. Flynt
Title:	Chief Financial Officer

BIOARRAY SOLUTIONS LTD.

By:	/s/ Richard A. Flynt
Name:	Richard A. Flynt
Title:	Chief Financial Officer